Exhibit 99.B(14)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees/Directors

Voya Investors Trust, Voya Variable Products Trust, and Voya Variable Portfolios, Inc.

We consent to the use of our report dated February 24, 2014, incorporated herein by reference, on the financial statements of Voya Global Resources Portfolio (formerly, ING Global Resources Portfolio), a series of Voya Investors Trust, and to the references to our firm under the headings “Representations and Warranties” and “Financial Highlights” in the Proxy Statement/Prospectus.

We also consent to the use of our report dated February 20, 2014, incorporated herein by reference, on the financial statements of Voya International Value Portfolio (formerly, ING International Value Portfolio), a series of Voya Variable Products Trust, and to the references to our firm under the headings “Representations and Warranties” and “Financial Highlights” in the Proxy Statement/Prospectus.

We also consent to the use of our report dated February 26, 2014, incorporated herein by reference, on the financial statements of Voya Global Value Advantage Portfolio (formerly, ING Global Value Advantage Portfolio), a series of Voya Variable Portfolios, Inc., and to the references to our firm under the headings “Representations and Warranties” and “Financial Highlights” in the Proxy Statement/Prospectus.

/s/ KPMG

Boston, Massachusetts

November 24, 2014